Exhibit 99.1

Ariba Reports Results for Fourth Quarter and Fiscal Year 2011

Company posts 75% year-over-year growth in subscription software revenue

SUNNYVALE, Calif., October 27, 2011 – Ariba, Inc. (Nasdaq: ARBA), the leading provider of collaborative business commerce solutions, today announced results for the fourth quarter and fiscal year ended September 30, 2011.

Quarterly Financial and Operational Highlights from Continuing Operations:

•	Subscription revenue of $81.5 million, up 75 percent year-over-year

•	Network revenue of $40.2 million, up 259 percent year-over-year

•	Total revenues for fourth quarter of $122.7 million and EPS of $0.02 from continuing operations

•	Non-GAAP EPS for fourth quarter of $0.24 from continuing operations

•	12-month subscription software backlog of $194 million, up 31 percent year-over-year

•	Cash flow from continuing operations of $15.3 million, ending cash, cash equivalents, investments and restricted cash of $280.7 million

“As our strong quarterly results demonstrate, our network-based solutions are creating value for companies around the world,” said Bob Calderoni, Chairman and CEO, Ariba. “We continue to invest in the development of these solutions and to expand our presence globally, as evidenced by our acquisitions of Quadrem, and most recently, b-process. And we are well-positioned to execute our strategy of becoming the world’s preferred business commerce network.”

Results for the Fourth Quarter of Fiscal Year 2011

Revenue from Continuing Operations:

Total revenues for the fourth quarter of fiscal year 2011 from continuing operations were $122.7 million, as compared to $84.9 million for the fourth quarter of fiscal year 2010. Subscription and maintenance revenues for the fourth quarter of fiscal year 2011 were $95.4 million, as compared to $62.9 million for the fourth quarter of fiscal year 2010. Within subscription and maintenance revenues, subscription software revenue was $81.5 million for the current quarter, as compared to $46.5 million for the fourth quarter of fiscal year 2010. Services and other revenues for the current quarter were $27.3 million, as compared to $22.0 million for the fourth quarter of fiscal year 2010.

Earnings Per Share from Continuing Operations:

Net income from continuing operations for the fourth quarter of fiscal year 2011 was $2.4 million, or $0.02 per share, as compared to net income from continuing operations for the fourth quarter of fiscal year 2010 of $3.5 million, or $0.04 per share. Net income from continuing operations for the fourth quarter of fiscal year 2011 included expenses of $4.3 million for amortization of intangible assets and $16.8 million for stock-based compensation. Excluding these items, non-GAAP net income from continuing operations was $23.5 million, or $0.24 per diluted share.

Balance Sheet and Cash:

Total cash, cash equivalents, investments and restricted cash were $280.7 million at September 30, 2011, up $28.3 million from September 30, 2010. Net cash flow from continuing operations for the three months ended September 30, 2011 was $15.3 million, as compared to $11.1 million for the three months ended September 30, 2010. Accounts receivable, on a days-sales-outstanding basis, were 25 days for the fourth quarter of fiscal year 2011, as compared to 20 days for the fourth quarter of fiscal year 2010, and 27 days for the previous quarter. Total deferred revenues were $123.7 million at September 30, 2011, compared to $104.3 million at September 30, 2010.

Customer Acquisition and Transactions for the Quarter:

During the quarter, 275 companies of all sizes across geographies purchased Ariba solutions to manage their commerce activities, including: American Express, Columbia Sportswear, Bridgestone Americas, MetLife, Inc., Johnson & Johnson, and Chevron Corporation, The company also added 59 new customers, and closed 23 transactions over $1 million including 13 software deals over $1 million, and 327 on-demand product deals.

Results for the Fiscal Year 2011

Revenue from Continuing Operations:

Total revenues for the fiscal year 2011 from continuing operations were $443.8 million, as compared to $320.4 million for the fiscal year 2010. Subscription and maintenance revenues for the fiscal year 2011 were $335.1 million, as compared to $240.8 million for the fiscal year 2010. Within subscription and maintenance revenues, subscription software revenue was $275.7 million for the fiscal year 2011, as compared to $174.0 million for the fiscal year 2010. Services and other revenues for the fiscal year 2011 were $108.7 million, as compared to $79.6 million for the prior fiscal year.

Earnings Per Share from Continuing Operations:

Net loss from continuing operations for the fiscal year 2011 was $3.0 million, or $0.03 per share, as compared to net income from continuing operations for the fiscal year 2010 of $13.2 million, or $0.15 per share. Net loss from continuing operations for the fiscal year 2011 included $12.9 million amortization expense for intangible assets, $57.9 million stock-based compensation expense, a $10.7 million charge for restructuring related to the Company’s Sunnyvale campus, a $3.9 million benefit from the reversal of a tax accrual, and $2.5 million of expense for transaction related costs. Excluding these items, non-GAAP income from continuing operations was $77.0 million, or $0.81 per diluted share.

Conference Call Information

Ariba will hold a conference call today at 5:00 p.m. ET to discuss its results for the fourth quarter and fiscal year 2011. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. The conference call will also be webcast live and can be accessed on the investor relations section of the company’s website at www.ariba.com or by logging in at www.vcall.com.

A replay of the conference can be accessed by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 380300.

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About Ariba, Inc.

Ariba, Inc. is the leading provider of collaborative business commerce solutions. Ariba combines industry-leading technology with the world’s largest web-based trading community for business to help companies discover, connect and collaborate with a global network of partners – all in a cloud-based environment. Using the Ariba® Commerce Cloud, businesses of all sizes can buy, sell and manage cash more efficiently and effectively. Over 700,000 companies around the globe use the Ariba Commerce Cloud to simplify inter-enterprise commerce and enhance results. Why not join them? To get on the path to Better Commerce visit: www.ariba.com/commercecloud/

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Copyright © 1996 – 2011 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, Ariba.com, Ariba.com Network, Ariba Spend Management. Find it. Get it. Keep it. and PO-Flip are registered trademarks of Ariba, Inc. Ariba Procure-to-Pay, Ariba Buyer, Ariba eForms, Ariba PunchOut, Ariba Services Procurement, Ariba Travel and Expense, Ariba Procure-to-Order, Ariba Procurement Content, Ariba Sourcing, Ariba Savings and Pipeline Tracking, Ariba Category Management, Ariba Category Playbooks, Ariba StartSourcing, Ariba Spend Visibility, Ariba Analysis, Ariba Data Enrichment, Ariba Contract Management, Ariba Contract Compliance, Ariba Electronic Signatures, Ariba StartContracts, Ariba Invoice Management, Ariba Payment Management, Ariba Working Capital Management, Ariba Settlement, Ariba Supplier Information and Performance Management, Ariba Supplier Information Management, Ariba Discovery, Ariba Invoice Automation, Ariba PO Automation, Ariba Express Content, Ariba Ready, and Ariba LIVE are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release and related earnings call are based upon information available to Ariba as of the date of the release and earnings call, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions and dispositions, including our recently completed acquisition of the business of Quadrem International Holdings, Ltd. and b-process, such as difficulties with the integration process or the realization of benefits of a transaction; the disruption or loss of customer, business partner, supplier or employee relationships and the level of costs and expenses incurred by Ariba as a result of such transactions; the ability to attract and retain qualified employees; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on August 5, 2011. Any future products, features or related specifications that may be referenced in the release or in the related earnings call are for information purposes only and are not commitments to deliver any technology or enhancement. Ariba reserves the right to modify future product plans at any time.

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Media Contact:

Karen Master

Ariba, Inc.

412-297-8177

kmaster@ariba.com

Investor Contact:

John Duncan

Ariba, Inc.

678-336-2980

investorinfo@ariba.com

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Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	September 30, 2011	September 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$196,399	$182,393
Short-term investments	28,319	18,449
Restricted cash	196	104
Accounts receivable, net	32,256	21,781
Prepaid expenses and other current assets	16,191	7,942

Total current assets	273,361	230,669

Property and equipment, net	32,806	15,958
Long-term investments	26,581	22,283
Restricted cash, less current portion	29,174	29,137
Goodwill	482,825	406,507
Other intangible assets, net	61,653	13,154
Other assets	6,741	4,001

Total assets	$913,141	$721,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,873	$11,190
Accrued compensation and related liabilities	45,169	32,079
Accrued liabilities	24,293	18,398
Restructuring obligations	23,461	17,188
Deferred revenue	114,505	97,005

Total current liabilities	216,301	175,860

Restructuring obligations, less current portion	8,346	23,339
Deferred revenue, less current portion	9,181	7,285
Contingent liability for acquisition	23,486	—
Other long-term liabilities	7,873	16,271

Total liabilities	265,187	222,755

Stockholders’ equity:
Common stock	199	188
Additional paid-in capital	5,353,514	5,236,265
Accumulated other comprehensive loss	(3,396)	(1,879)
Accumulated deficit	(4,702,363)	(4,735,620)

Total stockholders’ equity	647,954	498,954

Total liabilities and stockholders’ equity	$913,141	$721,709

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Year Ended September 30,
	2011	2010	2011	2010
Revenues:
Subscription and maintenance	$95,400	$62,892	$335,124	$240,789
Services and other	27,343	22,001	108,721	79,610

Total revenues	122,743	84,893	443,845	320,399

Cost of revenues:
Subscription and maintenance	19,048	12,691	70,525	51,049
Services and other	22,312	14,436	79,110	54,777
Amortization of acquired technology and customer intangible assets	3,954	1,025	12,008	4,402

Total cost of revenues	45,314	28,152	161,643	110,228

Gross profit	77,429	56,741	282,202	210,171

Operating expenses:
Sales and marketing	43,554	31,133	162,120	114,513
Research and development	16,311	11,929	60,468	46,041
General and administrative	13,573	9,057	52,432	32,824
Litigation benefit	—	—	—	(7,000)
Amortization of other intangible assets	331	—	904	104
Restructuring costs	—	—	10,704	8,579

Total operating expenses	73,769	52,119	286,628	195,061

Operating income (loss)	3,660	4,622	(4,426)	15,110
Interest and other income (expense), net	273	(743)	2,039	(617)

Income (loss) from continuing operations before income taxes	3,933	3,879	(2,387)	14,493
Provision for income taxes	1,526	388	596	1,268

Income (loss) from continuing operations	2,407	3,491	(2,983)	13,225

Discontinued operations, net of tax:
Income (loss) from discontinued operations	684	645	(2,924)	3,161
Gain on sale of discontinued operations	—	—	39,164	—

Total discontinued operations	684	645	36,240	3,161

Net income	$3,091	$4,136	$33,257	$16,386

Basic earnings per share:
Income (loss) from continuing operations	$0.02	$0.04	$(0.03)	$0.15
Discontinued operations, net of tax	0.01	0.01	0.39	0.04

Net income per basic common share	$0.03	$0.05	$0.36	$0.19

Diluted earnings per share:
Net income (loss) from continuing operations	$0.02	$0.04	$(0.03)	$0.15
Discontinued operations, net of tax	0.01	0.01	0.38	$0.03

Net income per diluted common share	$0.03	$0.05	$0.35	$0.18

Weighted average shares - basic	93,560	87,565	91,212	86,617
Weighted average shares - diluted	97,677	91,868	94,827	89,221

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2011	2010	2011	2010
Operating activities:
Net income	$3,091	$4,136	$33,257	$16,386
Less income from discontinued operations, net of tax	(684)	(645)	(36,240)	(3,161)

Income (loss) from continuing operations	2,407	3,491	(2,983)	13,225
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Provision for doubtful accounts	103	108	575	684
Depreciation	2,860	2,055	10,294	7,912
Amortization of intangible assets	4,285	1,025	12,912	4,506
Stock-based compensation	16,831	11,765	57,875	46,831
Restructuring costs	—	—	10,704	8,579
Other-than temporary impairment of long-term investments	—	225	—	724
Changes in operating assets and liabilities:
Accounts receivable	5,835	(1,990)	2,587	(2,805)
Prepaid expense and other assets	(4,194)	198	(7,710)	2,312
Accounts payable	(3,117)	760	(3,775)	3,560
Accrued compensation and related liabilities	5,767	5,967	10,143	3,229
Accrued liabilities	1,972	1,684	(6,712)	(3,558)
Deferred revenue	(11,722)	(9,948)	13,465	(5,896)
Restructuring obligations	(5,775)	(4,285)	(18,260)	(17,114)

Net cash provided by continuing operations	15,252	11,055	79,115	62,189
Net cash provided by (used in) discontinued operations	1,145	1,768	(3,352)	4,820

Net cash provided by operating activities	16,397	12,823	75,763	67,009

Investing activities:
Cash paid for acquisition, net of cash acquired	—	—	(64,288)	—
Proceeds from sale of discontinued operations	—	—	51,000	—
Purchases of property and equipment	(5,292)	(1,588)	(28,101)	(9,452)
Purchases of investments, net of maturities	(6,007)	1,711	(14,170)	(4,237)

Net cash (used in) provided by investing activities	(11,299)	123	(55,559)	(13,689)

Financing activities:
Proceeds from issuance of common stock, net	2,871	1,960	6,906	4,208
Repurchase of common stock	(223)	(1)	(13,025)	(5,865)

Net cash provided by (used in) financing activities	2,648	1,959	(6,119)	(1,657)

Effect of exchange rates on cash and cash equivalents	431	(240)	(79)	(151)

Net change in cash and cash equivalents	8,177	14,665	14,006	51,512

Cash and cash equivalents at beginning of period	188,222	167,728	182,393	130,881

Cash and cash equivalents at end of period	$196,399	$182,393	$196,399	$182,393

Non-GAAP Financial Measures

The following table reconciles financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to the most directly comparable non-GAAP financial measures in the press release.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding income and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude income and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010
Expense reconciliation:
GAAP revenue	$122,743	$84,893
Less: GAAP net income	3,091	4,136

Total GAAP expenses	119,652	80,757

Amortization of intangible assets	(4,285)	(1,025)
Stock-based compensation	(16,831)	(11,765)
Transaction related costs	—	(663)
Discontinued operations	684	645

Total non-GAAP operating expenses	$99,220	$67,949

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010
Net income reconciliation:
GAAP net income	$3,091	$4,136
Amortization of intangible assets	4,285	1,025
Stock-based compensation	16,831	11,765
Transaction related costs	—	663
Discontinued operations	(684)	(645)

Non-GAAP income from continuing operations	$23,523	$16,944

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010
Net income per share reconciliation:
GAAP net income per share - basic	$0.03	$0.05
Amortization of intangible assets	0.05	0.01
Stock-based compensation	0.18	0.13
Transaction related costs	—	0.01
Discontinued operations	(0.01)	(0.01)

Non-GAAP income from continuing operations per share - basic	$0.25	$0.19

Non-GAAP income from continuing operations per share - diluted	$0.24	$0.18

Weighted average shares - basic	93,560	87,565
Weighted average shares - diluted	97,677	91,868

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Year Ended September 30, 2011	Year Ended September 30, 2010
Expense reconciliation:
GAAP revenue	$443,845	$320,399
Less: GAAP net income	33,257	16,386

Total GAAP expenses	410,588	304,013

Amortization of intangible assets	(12,912)	(4,506)
Stock-based compensation	(57,875)	(46,831)
Transaction costs	(2,471)	(663)
Tax accrual reversal	3,942	3,089
Litigation benefit	—	7,000
Restructuring costs	(10,704)	(8,579)
Discontinued operations	36,240	3,161

Total non-GAAP operating expenses	$366,808	$256,684

	Year Ended September 30, 2011	Year Ended September 30, 2010
Net income reconciliation:
GAAP net income	$33,257	$16,386
Amortization of intangible assets	12,912	4,506
Stock-based compensation	57,875	46,831
Transaction costs	2,471	663
Tax accrual reversal	(3,942)	(3,089)
Litigation benefit	—	(7,000)
Restructuring costs	10,704	8,579
Discontinued operations	(36,240)	(3,161)

Non-GAAP income from continuing operations	$77,037	$63,715

	Year Ended September 30, 2011	Year Ended September 30, 2010
Net income per share reconciliation:
GAAP net income per share - basic	$0.36	$0.19
Amortization of intangible assets	0.14	0.05
Stock-based compensation	0.63	0.54
Transaction costs	0.03	0.01
Tax accrual reversal	(0.04)	(0.04)
Litigation benefit	0.00	(0.08)
Restructuring costs	0.12	0.10
Discontinued operations	(0.40)	(0.04)

Non-GAAP income from continuing operations per share - basic	$0.84	$0.74

Non-GAAP income from continuing operations per share - diluted	$0.81	$0.71

Weighted average shares - basic	91,212	86,617
Weighted average shares - diluted	94,827	89,221

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures generally exclude expenses or benefits for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) tax accrual reversal, (iv) litigation benefit, (v) restructuring costs or benefits, (vi) transaction related costs and (vii) discontinued operations. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for certain restructuring costs or benefits, transaction related costs and litigation benefit, these items are non-cash items that do not affect cash flows.

(1) Amortization of acquired intangible assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(2) Stock-based compensation expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(3) Tax accrual reversal. We released tax reserves in the twelve months ended September 30, 2011 and 2010. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the tax reserve releases helps investors compare our operating performance with that of other companies.

(4) Litigation benefit. We received $7.0 million from Emptoris in relation to a patent litigation judgment which we recorded as income in the twelve months ended September 30, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the litigation benefit helps investors compare our operating performance with that of other companies. We recognize, however, that the litigation benefit impacts cash flow and that we and investors should carefully consider the impact of this on cash flow.

(5) Restructuring cost. We recorded a restructuring cost related to lease abandonment accruals in the twelve months ended September 30, 2011 and the twelve months ended September 30, 2010, and a restructuring cost related to accelerated depreciation in the twelve months ended September 30, 2011. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations and are significantly impacted by factors outside our control. We believe excluding restructuring costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring costs will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(6) Transaction related costs. We recorded transaction related costs in the twelve months ended September 30, 2011 and 2010 and the three months ended September 30, 2010. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the transaction related costs helps investors compare our operating performance with that of other companies. We recognize, however, that the transaction related costs impact cash flow and that we and investors should carefully consider the impact of this on cash flow.

(7) Discontinued operations. We exclude the results of discontinued operations from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the results of discontinued operations helps investors compare our operating performance with that of other companies. We recognize, however, that the discontinued operations impact cash flow and that we and investors should carefully consider the impact of this on cash flow.